May 14, 2004

Vanguard CMT Funds
P.O. Box 2600
Valley Forge, PA  19482-2600

Ladies and Gentlemen:

I am furnishing this opinion with respect to the proposed offer and sale from time to time of an indefinite number of units of beneficial interest, par value $0.001 per share (the "Shares"), of Vanguard CMT Funds (the "Company"), a Delaware statutory trust, in registration under the Securities Act of 1933 by a Registration Statement on Form N-1A (File No. 333-111362), as amended from time to time (the "Registration Statement").

I have acted as counsel to the Company since its inception, and I am familiar with the actions taken by its Directors to authorize the issuance of the Shares. I have reviewed the Declaration of Trust, the By-Laws, and the minute books of the Company, and such other certificates, documents and opinions of counsel as I deem necessary for the purpose of this opinion. I have reviewed the Company's Notification of Registration on Form N-8A (File No. 811-21478) under the Investment Company Act of 1940 (the "1940 Act") and the Exemptive Order granting the Company exemptions from certain provisions of the 1940 Act. I have assisted in the preparation of the Company's Registration Statement, including all pre-effective amendments thereto, filed or to be filed with the Securities and Exchange Commission.

Based upon the foregoing information, it is my opinion that:

1. The Company is a duly formed and validly existing statutory trust under the laws of the State of Delaware.

2. Upon the issuance of any Shares of any of the series or classes of the Company for payment therefore as described in, and in accordance with, the Registration Statement and the Declaration of Trust and By-Laws of the Company, the Shares so issued will be validly issued, fully paid and non-assessable.

This opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon for any other purpose or by any other person or entity without my prior written consent.

I hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as part of the Registration Statement.

Sincerely,


/S/ R. GREGORY BARTON
R. Gregory Barton